PRESS RELEASE
FOR RELEASE Friday, June 9, 2006

MobilePro Withdraws From Sacramento Wi-Fi Project
Company Says City Council’s Desires Are Incompatible With Financial Viability of Project

Bethesda, MD June 9, 2006 -- MobilePro Corp. (OTC Bulletin Board: MOBL), a leading broadband wireless services company, announced today it has elected to no longer pursue a project to establish a wireless broadband network for the City of Sacramento. Last year MobilePro won a competitive bid and later conducted a successful pilot project in the city’s downtown area that provided outdoor public Wi-Fi Internet access and real-time video applications in Sacramento’s Cesar Chavez Plaza Park.

MobilePro said that after being declared the RFP winner and going through a lengthy permitting process, the city forwarded MobilePro a counter proposal requiring that the company establish a free high-speed wireless network supported almost exclusively by advertising revenue without the benefit of the city serving as an anchor tenant. Based on the company’s successful Tempe, Ariz. model, MobilePro’s original proposal provided for limited area, limited bandwidth, no-cost service but required higher bandwidth broadband users to pay a monthly fee. MobilePro also offered an alternative designed to close the “digital divide” to the city’s low-income quintile of residents, which included the city serving as an anchor tenant, but this proposal was likewise rejected by the city.

MobilePro President and Chief Operating Officer Jerry Sullivan said, “It is our understanding based on the final request of the City of Sacramento that the city would require MobilePro to provide free high-speed wireless Internet service to all residents and have the company rely primarily on advertising revenues for its profits and returns on investment. Based upon MobilePro’s research and experience as one of the leading Wi-Fi broadband wireless network service providers to municipalities in North America, MobilePro does not believe that an advertising-supported business case is financially sustainable. At this time, we view such a restrictive economic model as incompatible with our original long-term plans for both the residents of Sacramento as well as the MobilePro stockholders.”

Sullivan added, “We appreciate the opportunity to work with the City of Sacramento and wish the city the best of luck moving forward with this project in a manner that fits its needs. MobilePro will continue to actively pursue its access-based revenue business model with other municipalities throughout the United States in the future as we have in the past.”

About MobilePro Corp.

MobilePro Corp., based in Bethesda, Md., is one of North America’s leading wireless broadband companies. The company serves over 220,000 total customer lines throughout the United States, primarily through its CloseCall America, AFN and Kite subsidiaries.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.php.

For more information regarding MobilePro, contact Alan Crancer, VP of Marketing, at (601) 898-1142. For investor relations information regarding MobilePro, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. Detailed information about MobilePro can be found at http://www.mobileprocorp.com. An online investor relations kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the company’s Form 10-KSB for the fiscal year ended March 31, 2005 and its Forms 10-QSB for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 for a discussion of such risks, uncertainties and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.